RESTATED AND AMENDED

                          CERTIFICATE OF INCORPORATION

                                       OF

                          GUIDELINE CAPITAL CORPORATION


     GUIDELINE CAPITAL CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, was originally incorporated under the name of Guideline Capital Corporation; the original date of incorporation was August 31, 1989; this Restated and Amended Certificate of Incorporation was duly adopted in accordance with Sections 245, 242 and 103 of the Delaware General Corporation Law, and

DOES HEREBY CERTIFY:

     FIRST. That by the unanimous written consent of the Board of Directors of Guideline Capital Corporation, this Restated and Amended Certificate of Incorporation of Guideline Capital Corporation (the "Certificate") was ratified, confirmed and approved.

     SECOND. That the Board hereby desires to restate and amend the Certificate of Incorporation of this Corporation in its entirety, as follows:

          FIRST. The name of this corporation is:

          Hollywood Partners.com, Inc.

          SECOND. Its registered office in the State of Delaware is to be located at 3422 Old Capitol Trail, Suite 700, in the City of Wilmington, County of New Castle, 19808-6192 and its registered agent at such address is Delaware Business Incorporators, Inc.

          THIRD. The purpose or purposes of this Corporation shall be:

     To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware (the "GCL").

          FOURTH: The Corporation is authorized to issue two classes of shares of stock, common stock and preferred stock. The total number of shares of stock which the Corporation shall have authority to issue is Fifty-five Million (55,000,000) shares, consisting of Fifty Million (50,000,000) shares of common stock, par value $.001 per share, designated as Common Stock (the "Common Stock") and Five Million (5,000,000) shares of preferred stock, par value $.001 per share, designated as Preferred Stock (the "Preferred Stock").

          A. Preferred Stock. The Board of Directors of the Corporation (hereinafter referred to as the "Board of Directors") is hereby expressly authorized at any time, and from time to time, to create and provide for the issuance of shares of Preferred Stock in one or more series and, by filing a certificate pursuant to the GCL (hereinafter referred to as a "Preferred Stock Designation"), to establish the number of shares to be included in each such series, and to fix the designations, preferences and relative, participating, optional or other special rights of the shares of each such series and the qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors, including, but not limited to, the following:

               1. the number of shares of any series and the designation to distinguish the shares of such series from the shares of all other series;

               2.   whether   dividends,   if  any,   shall  be   cumulative  or
                    non-cumulative, the dividend rate of such series, and the dates and preferences of dividends on such series;

               3. the redemption provisions, if any, applicable to such series, including the redemption price or prices to be paid;

               4. the terms and amount of any sinking fund provided for the purchase or redemption of the shares of such series;

               5. whether or not the shares of such series shall be convertible into or exchangeable for shares of any other class or classes of, any other series of any class or classes of capital stock of, or any other security of, the Corporation or any other corporation, and, if provision be made for any such conversion or exchange, the times, prices, rates, adjustments and any other terms and conditions of such conversion or exchange;

               6. the voting powers, if any, and whether such voting powers are full or limited in such series;

               7. the restrictions, if any, on the issue or reissue of shares of the same series or of any other class or series;

               8. the amounts payable on and the preferences, if any, of the shares of such series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation; and

               9. any other relative rights, preferences and limitations of that series.

          B. Common Stock. The Common Stock shall be subject to the express terms of any series of Preferred Stock set forth in the Preferred Stock Designation relating thereto. Each holder of Common Stock shall have one vote in respect of each share of Common Stock held by such holder of record on the books of the Corporation for the election of directors and on all other matters on which stockholders of the Corporation are entitled to vote. The holders of shares of Common Stock shall be entitled to receive, when and if declared by the Board of Directors, out of the assets of the Corporation which are by law available therefor, dividends payable either in cash, in stock or otherwise. In addition, the Class A Common Stock shall be subject to the express restrictions set forth below in this Section B.

          C. Stock Split. That, upon the filing date of this Restated and Amended Certificate of Incorporation (the "Effective Date"), a six-for-one split of the Corporation's Common Stock shall become effective, pursuant to which each share of Common Stock outstanding and held of record by each stockholder of the Corporation (including treasury shares) immediately prior to the Effective Date shall be reclassified and divided into six shares of Common Stock automatically and without any action by the holder thereof upon the Effective Date and shall represent six shares of Common Stock from and after the Effective Date.

          FIFTH: A. In furtherance, and not in limitation, of the powers conferred by law, the Board of Directors is expressly authorized and empowered:


               1. to adopt, amend or repeal the Bylaws of the Corporation, provided, however, that any Bylaws adopted by the Board of Directors under the powers hereby conferred may be amended or repealed by the Board of Directors or by the stockholders having voting power with respect thereto; and

               2. from time to time to determine whether and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of the Corporation, or any of them, shall be open to inspection of stockholders; and, except as so determined, or as expressly provided in this Certificate of Incorporation or in any Preferred Stock Designation, no stockholder shall have any right to inspect any account, book or document of the Corporation other than such rights as may be conferred by law.

          B. The Corporation may in its Bylaws confer powers upon the Board of Directors in addition to the foregoing and in addition to the powers and authorities expressly conferred upon the Board of Directors by law.

          SIXTH: A. Subject to the rights of the holders of any series of Preferred Stock or any other series or class of stock as set forth in this Certificate of Incorporation to elect additional directors under specified circumstances, the number of directors of the Corporation shall not be less than three nor more than nine and shall be fixed from time to time in the manner described in the Bylaws.

          B.   Unless  and  except  to  the  extent   that  the  Bylaws  of  the
               Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

          C. The directors, other than those who may be elected by the holders of any series of Preferred Stock or any other series or class of stock as set forth in this Certificate of Incorporation, shall be classified with respect to the time for which they severally hold office into three classes, as nearly equal in number as possible, and designated as Class I, Class II and Class III, at the first annual meeting of stockholders after the effective date of this Certificate of Incorporation under Section 103 of the GCL or, in the event the Corporation is then subject to Section 2115 of the California Corporations Code, the date of the first annual meeting of stockholders hereafter when the Corporation shall have at least 800 stockholders as determined under Section 2115 of the California Corporations Code (hereinafter, the "First Meeting"). The Directors first appointed to Class I at the First Meeting shall hold office for a term expiring at the annual meeting of the stockholders immediately following the First Meeting; the Directors first appointed to Class II shall hold office for a term expiring at the second annual meeting of the stockholders following the First Meeting; and the Directors first appointed to Class III shall hold office for a term expiring at the third annual meeting of the stockholders following the First Meeting. Members of each class shall hold office until their successors are elected and qualified. Thereafter, at each succeeding annual meeting of the stockholders of the Corporation, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election, and until their successors are elected and qualified. Notwithstanding the foregoing, if at the time of any annual meeting of stockholders, the Corporation is prohibited by applicable law from having a classified Board of Directors, all of the Directors shall be elected at such annual meeting for a one year term only. If at the time of any subsequent annual meeting of stockholders the Corporation is no longer prohibited by applicable law from having a classified Board of Directors, the Board of Directors shall again be classified in accordance with the first sentence of this paragraph, and at such annual meeting Directors initially elected shall be elected to serve in either Class I, Class II or Class III to hold office for a term expiring at the first, second or third succeeding annual meeting of the stockholders, respectively; thereafter successors to each Class shall be elected in the accordance with the fourth sentence of this paragraph.

          D. Subject to the rights of the holders of any series of Preferred Stock or any other series or class of stock as set forth in this Certificate of Incorporation to elect additional directors under specified circumstances, any director may be removed from office at any time for cause by the affirmative vote of the holders of at least a majority of the voting power of the then outstanding Voting Stock, voting together as a single class. For the purposes of this Certificate of Incorporation, "Voting Stock" shall mean the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors.

          E. Advance notice of stockholder nominations for the election of directors shall be given in the manner provided in the Bylaws of the Corporation.

          F. Subject to the rights of the holders of any series of Preferred Stock or any other series or class of stock as set forth in this Certificate of Incorporation to elect additional directors under specified circumstances, vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause, and newly created directorships resulting from any increase in the authorized number of directors, may be filled only by the affirmative vote of a majority of the remaining directors, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires and until such director's successor shall have been duly elected and qualified. No decrease in the number of authorized directors constituting the total number of directors which the Corporation would at the time have if there were no vacancies shall shorten the term of any incumbent director.


          SEVENTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the GCL or (iv) for any transaction from which the director derived an improper personal benefit. No amendment or repeal of this Article SEVENTH shall adversely affect any right or protection of a director of the Corporation existing hereunder in respect of any act or omission occurring prior to such amendment or repeal.

          EIGHTH: Except as may be expressly provided below in this Article EIGHTH, the Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this
     Certificate of Incorporation or a Preferred Stock Designation, and any other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed herein or by law, and all powers, preferences and rights of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article EIGHTH; provided, however, that no Preferred Stock Designation shall be amended after the issuance of any shares of the series of Preferred Stock created thereby, except in accordance with the terms of such Preferred Stock Designation and the requirements of law; and provided, further, that the affirmative vote of at least 66-2/3 percent of the voting power of the then outstanding Voting Stock, voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with the provisions of Article FIFTH, Article SIXTH or Article EIGHTH of this Certificate of Incorporation, unless such amendments or changes are approved by a majority of the directors of the Corporation not affiliated or associated with any person, other than Vitafort International Corporation, holding (or which has announced an intention to acquire) 20% or more of the voting power of the then outstanding Voting Stock, voting together as a single class.

          THIRD. That this Certificate was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

          FOURTH. That the capital of said corporation shall not be reduced under or by reason of the Certificate.

          In Witness Whereof, said corporation has caused this Certificate to be signed by __________, its Secretary, this ___ day of September, 1999.


                                              ________________________________
                                              _____________________,Secretary